Exhibit 99.1

SRA Contact:	Providence Equity Contacts:
Sheila S. Blackwell	Andrew Cole/Jonathan Doorley
Communications & Public Affairs	Sard Verbinnen & Co
703.227.8345	212.687.8080
sheila_blackwell@sra.com	acole@sardverb.com
jdoorley@sardverb.com
Providence Equity Partners Completes Acquisition of SRA International
•	SRA shareholders to receive $31.25 per share in cash

•	Transaction valued at $1.88 billion

•	SRA becomes a privately held company
FAIRFAX, Va. and PROVIDENCE, R.I., July 20, 2011 — SRA International, Inc. (NYSE: SRX), a leading provider of technology and strategic consulting services and solutions to government organizations, today announced the completion of its acquisition by an affiliate of Providence Equity Partners in an all-cash transaction.
As previously announced, the transaction was approved by SRA shareholders at a special meeting of shareholders held July 15, 2011. Pursuant to terms of the merger agreement, SRA shareholders will receive $31.25 per share in cash. With the consummation of the transaction, SRA common stock will be delisted from the New York Stock Exchange.
Dr. Ernst Volgenau, SRA Founder and Chairman, said, “We believe that Providence Equity will be an excellent partner. Their values and culture are consistent with our longstanding ethic of honesty and service. SRA has a bright future.”
Julie Richardson, a Managing Director at Providence, said, “We look forward to partnering with Ernst and the entire SRA team to help SRA achieve its tremendous potential as a leading innovator in the national security, civil government, health and intelligence sectors.”
SRA will remain headquartered in Fairfax, Va., and maintain its offices around the world. SRA Founder and Chairman Dr. Ernst Volgenau will continue to serve as Chairman of the SRA Board.
Holders of certificated shares of SRA common stock will receive a letter of transmittal and instructions on how to surrender their shares of SRA common stock in exchange for the merger consideration and should wait to receive the letter of transmittal and instructions before surrendering their shares. Shareholders of uncertificated shares of SRA common stock (i.e., holders whose shares are held in book entry form) will automatically receive their cash consideration as soon as possible after the effective closing date of the merger without any further action required on the part of such holders.
Houlihan Lokey acted as financial advisor and Kirkland & Ellis LLP acted as legal advisor to the Special Committee of SRA’s Board of Directors in connection with the transaction. The Avascent Group acted as strategic diligence advisor, Citigroup Global Markets Inc., BofA Merrill Lynch and Goldman Sachs acted as financial advisors and Debevoise & Plimpton LLP served as legal counsel to Providence in connection with the transaction.

About SRA International, Inc.
SRA is dedicated to solving complex problems of global significance for government organizations serving the national security, civil government, health, and intelligence and space markets. Founded in 1978, the company and its subsidiaries have expertise in such areas as cyber security; disaster response planning; enterprise resource planning; environmental strategies; energy systems and sustainability; IT systems, infrastructure and managed services; learning technologies; logistics; public health preparedness; public safety; strategic management consulting; and systems engineering.
SRA employs approximately 7,000 employees serving clients from its headquarters in Fairfax, Va., and offices around the world. For additional information on SRA, please visit www.sra.com.
About Providence Equity Partners
Providence Equity Partners is the leading global private equity firm specializing in equity investments in media, communications, information services and education companies around the world. The principals of Providence manage funds with over $23 billion in equity commitments and have invested in more than 100 companies operating in over 20 countries since the firm’s inception in 1989. Significant existing and prior investments include Altegrity, Archipelago Learning, Bresnan Broadband Holdings, Casema, Com Hem, Digiturk, Education Management Corporation, eircom, Hulu, ikaSystems Corporation, Idea Cellular, Kabel Deutschland, NexTag, PanAmSat, ProSiebenSat.1, TDC, Univision, VoiceStream Wireless, Warner Music Group, and Yankees Entertainment and Sports Network. Providence is headquartered in Providence, RI (USA) and has offices in New York, London, Los Angeles, Hong Kong and New Delhi. Visit www.provequity.com for more information.
Forward-Looking Statements
Any statements in this report about future expectations, plans, and prospects for SRA International, Inc. (the “Company”), including statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Company’s actual results to differ materially from the results the Company anticipates include, but are not limited to: (i) reduced spending levels and changing budget priorities of the Company’s largest customer, the United States federal government, which accounts for more than 90% of the Company’s revenue; (ii) failure to comply with complex laws and regulations, including but not limited to the False Claims Act, the Federal Acquisition Regulations, the Truth in Negotiations Act, the U.S. Government Cost Accounting Standards and the Foreign Corrupt Practices Act; (iii) possible delays or overturning of the Company’s government contract awards due to bid protests, loss of contract revenue or diminished opportunities based on the existence of organizational conflicts of interest or failure to perform by other companies on which the Company depends to deliver products and services; (iv) security threats, attacks or other disruptions on the Company’s information infrastructure, and failure to comply with complex network security and data privacy legal and contractual obligations or to protect sensitive information; (v) inability or failure to adequately protect the Company’s proprietary information or intellectual property rights or violation of third party intellectual rights; (vi) potential for significant economic or personal liabilities resulting from failures, errors, delays or defects associated with products, services and systems the Company supplies; (vii) adverse changes in federal government practices; (viii) appropriation uncertainties; (ix) price reductions, reduced profitability or loss of market share due to intense competition, including for U.S. government contracts or recompetes, and commoditization of services the Company offers; (x) failure of the customer to fund a contract or exercise options to extend contacts, or the Company’s inability to successfully execute awarded contracts; (xi) any adverse results of audits and investigations conducted by the Defense Contract Audit Agency or any of the Inspectors General for various agencies with which the Company contracts, including, without limitation, any determination that the

Company’s contractor management information systems or contractor internal control systems are deficient; (xii) difficulties accurately estimating contract costs and contract performance requirements; (xiii) challenges in attracting and retaining key personnel or high-quality employees, particularly those with security clearances; (xiv) failure to manage acquisitions or divestures successfully (including identifying and valuating acquisitions targets, integrating acquired companies), losses associated with divestures or the Company’s inability to effect divestitures at attractive prices and on desired timelines; (xv) inadequate insurance coverage; (xvi) pending litigation and any resulting sanctions, including but not limited to penalties, compensatory damages or suspension or debarment from future government contracting and (xvii) the effect of the announcement of the Merger on the Company’s business relationships, operating results and business generally.
Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this report represent the Company’s views as the date of this report. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to date of this report.
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